EXHIBIT 99.7

FORM OF EMPLOYMENT AGREEMENT BETWEEN
U-SWIRL, INC. AND ITS EXECUTIVE OFFICERS

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into and effective this 14th day of January, 2013 (the “Effective Date”) between Ulderico Conte, an individual residing at _______ ____________________________________ (“Employee”); U-Swirl, Inc., a Nevada corporation, located at 1175 American Pacific Suite C, Henderson, Nevada 89074 (“USI”) and U-Swirl, International Inc., a Nevada corporation, located at 1175 American Pacific Suite C, Henderson, Nevada 89074 (“International”).  USI and International may be referred to collectively below as the “Company.”

RECITALS

A.           International is wholly owned by USI.

B.           Employee is currently employed, without an employment agreement, (1) by USI as its Chief Executive Officer and Interim Chief Financial Officer; and (2) by International as its Executive Vice President – Franchise Development. Employee is also a shareholder and director of USI.

C.           USI is negotiating the terms of transactions with two wholly-owned subsidiaries of Rocky Mountain Chocolate Factory, Inc. in which (1) USI will purchase one such subsidiary and the assets of the other subsidiary, and (2) the current shareholders of USI will have their ownership percentage reduced from 100% to 40% (the “RMCF Transactions”).

D.           USI desires to have Employee agree to remain as an employee of the Company for the period of time specified in this Agreement; and as consideration for that commitment by Employee, the Company is willing to commit to paying a severance amount to Employee if his employment is terminated by the Company without Cause (as defined below) or by Employee with Good Reason (as defined below).

AGREEMENT

1.   Employment.  As of the Effective Date of this Agreement, (a) USI hereby agrees to continue to employ Employee, and Employee hereby accepts such continued employment, in the position of Chief Executive Officer, and (b) International hereby agrees to continue to employ Employee, and Employee hereby accepts such continued employment, in the position of Chief Executive Officer, to perform such duties and responsibilities as determined by USI’s or International’s Board of Directors, as applicable (each, a “Board,” and, collectively, the “Boards”).

2.   Term of Employment.  The Company will employ Employee for a term of two years from the Effective Date of this Agreement (the “Initial Employment Term”).  Each one-year period during the Initial Employment Term is referred to below as an “Employment Agreement Year.” Unless earlier terminated pursuant to the terms herein, the Initial Employment Term shall be automatically extended for additional one-year terms (each, a “Renewal Employment Term”) upon the expiration of the Initial Employment Term or any Renewal Employment Term unless the Company or Employee delivers to the other at least 30 days prior to the expiration of the Initial Employment Term or the then-current Renewal Employment Term, as the case may be, a written notice specifying that the term of Employee’s employment will not be renewed at the end of the Initial Employment Term or the then-current Renewal Employment Term, as the case may be.  The Initial Employment Term or, in the event that Employee’s employment hereunder is terminated earlier pursuant to the terms herein or renewed pursuant to this Section 2, such shorter or longer period, as the case may be, is referred to herein as the “Employment Term.”  Either party may terminate the Employment Term and this Agreement only as provided for below.

3.  Extent of Service.  During the Employment Term, Employee agrees to use his best efforts to carry out his duties and responsibilities to the Company, and to discharge his duties and responsibilities in an efficient, trustworthy, and business-like manner. In addition, Employee may provide services as a director or volunteer in charitable, civic, or other non-profit organizations; provided, that, these charitable, civic, or other non-profit organizations in which he participates, will not in the reasonable judgment of the Boards, be in Competition with the Company or interfere or be likely to interfere with Employee’s ability to discharge Employee’s obligations and duties to the Company.

4.   No Breach of Other Obligations.  Employee represents and warrants that: (1) he is not subject to any non-competition, non-solicitation and/or similar agreement with a former employer or other person or entity besides the Company that prohibits or restricts him from entering into this Agreement and/or performing his duties under this Agreement; and (2) his execution and performance of this Agreement does not violate the terms of any agreement.  These representations and warranties continue during the term of Employee’s employment with the Company, and Employee will not enter into any such agreement at any time during the term of his employment.

5.   Base Salary.

a.           Employee will receive a “Base Salary” as follows:

1.           $8,400.00 per month beginning on the Effective Date of this Agreement and continuing through the end of the first Employment Agreement Year;

2.           $9,240.00 per month beginning on the first day of the second Employment Agreement Year and continuing through the end of the second Employment Agreement Year; and

b.           USI and International may split the Base Salary among the two entities in any way the Board of USI determines, from time to time, to be appropriate.  If the Base Salary is split among the entities, each entity will be responsible for issuing paychecks, or making direct deposits (if authorized by Employee) to Employee’s financial institution account, of the portion of the Base Salary allocated to that entity.

c.           Payment of Base Salary will be made in installments on the regularly scheduled pay dates of USI and/or International, as applicable, in accordance with the Company’s general payroll practice in effect from time to time, subject to all appropriate withholdings and other deductions required by law or the Company’s policies.

6.   Annual Bonus.

a.           Employee will be entitled to receive an “Annual Bonus” as follows:

1.           For the first Employment Agreement Year, $30,000.00, if the Goal (as defined below) for that year is achieved;

2.           For the second Employment Agreement Year, $33,000.00, if the Goal for that year is achieved; and

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b.           If Employee qualifies for an Annual Bonus for an Employment Agreement Year, the Annual Bonus will be paid to Employee within 30 days after completion of the Company’s audit for the applicable fiscal year.  Except as set forth in Section 15 below, in order to be eligible to receive any Annual Bonus Employee must be employed by the Company through the close of business on the date such Annual Bonus is paid.

7.   Goals.  The “Goal” for each Employment Agreement Year will be achieved if USI’s earnings before interest, taxes, depreciation and amortization, as reasonably determined by the Boards in their sole discretion and calculated in accordance with generally accepted accounting principles, consistently applied, is greater than or equal to the following amounts:

Fiscal year beginning 3/1/2013 and ending 2/28/2014:           $712,900.00
Fiscal year beginning 3/1/2014 and ending 2/28/2015:           $1,120,400.00

8.   Stock Compensation.

a.           Subject to approval by the Board of USI, Employee will receive grants of restricted USI common stock as follows:

1.           Within thirty (30) days following the date of the consummation of the RMCF Transactions, USI will grant to Employee 253,333 unvested shares of USI restricted common stock.  That stock will vest at a rate of 20% per year on each anniversary of the date of consummation the RMCF Transaction in accordance with the Restricted Stock Agreement (as defined below).

2.           If the Goal is achieved for the second Employment Agreement Year, Employee will be granted unvested shares of USI restricted common stock in an amount equal to (a) Employee’s Base Salary payable for the second Employment Agreement Year, divided by (b) the Fair Market Value (as defined below) of a share of common stock of USI on the date of the grant.  That stock will vest at a rate of 20% per year on each anniversary of the date of such grant in accordance with the Restricted Stock Agreement.

b.           For purposes of this Section 8, “Fair Market Value” shall mean: (a) if USI’s common stock is not publicly traded on a national stock exchange on the date of the grant of any such restricted stock in accordance with Section 8(a), fair market value of a share of common stock determined by the USI Board in its reasonable discretion, or (b) if USI’s common stock is publicly traded on a national stock exchange on the date of the grant of any such restricted stock in accordance with Section 8(a), the volume weighted average daily closing price for the thirty day period immediately preceding such grant.

c.           Each of the grants of unvested shares of USI restricted common stock under this Section, as applicable, will be made pursuant  and subject to a restricted stock agreement (a “Restricted Stock Agreement”) by and between USI and Employee, which agreement will provide, among other things, that the grants of stock, other than the grant made within thirty (30) days following the consummation of the RMCF Transactions, will be made within 30 days after the end of the applicable fiscal year, in the form of agreement that is attached to this Agreement as Exhibit A.  Except as set forth in Section 15 below, any unvested restricted stock that is outstanding upon termination of Employee’s employment, whether by the Company, the Employee or by reason of the expiration of the Employment Term, will be cancelled without any consideration.

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9.   Vacation; Sick Leave; Holidays.

a.           Vacation.   Employee will be entitled to take up to three weeks (120 hours) of paid vacation per Employment Agreement Year.  Up to one week (40 hours) of earned vacation time not used in any Employment Agreement Year can be carried over to the next year.  However, Employee can never have more than four weeks (160) of earned but unused vacation time.  Employee will use his reasonable efforts to schedule vacation periods to minimize disruption of the Company’s business.  Unused vacation days are lost and are not paid upon termination of the Employee’s employment with the Company.

b.           Sick Leave.  Employee will be entitled to 10 days (80 hours) of paid sick leave per Employment Agreement Year for illnesses.  Unused paid sick leave cannot be carried over from one year to the next; and thus, Employee can never have more than 10 days (80 hours) of paid sick leave available.  Unused sick leave days/hours are not paid upon termination of the Employee’s employment with the Company.

c.           Holidays.  Employee will be entitled to the following paid holidays:  New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, and Christmas Day; plus any other days designated by the Company in any year as paid holidays for management-level employees based at the Company’s headquarters.

10.  Other Employee Benefits.  During the Employment Term, Employee shall be entitled to receive all benefits of employment generally available to the Company’s other similarly situated employees when and as such benefits, if any, become available and Employee becomes eligible for them, including any sick leave, medical, dental, life and disability insurance benefits, long term incentive plan, equity incentive plan and/or profit-sharing plan.

11.   Expenses.   USI or International, as applicable, will reimburse Employee for all reasonable business expenses incurred by Employee in carrying out his authorized duties for USI and International; provided that Employee complies with, and maintains receipts and records of such expenses in accordance with, USI’s and International’s (as applicable) expense reimbursement policies and accounting procedures in effect from time to time.

12.   Change in Control.  If a merger, reverse merger, share exchange, split, reorganization, consolidation, dissolution, liquidation, or other transaction occurs that results in acquisition of more than 50% of the common stock of USI by one or more individuals or/and entities that is/are not shareholders of USI as of the Closing of the RMCF Transactions (a “Change in Control”), either (a) Employee, six months after the Change in Control, as a termination for Good Reason (as defined below), or (b) the Company, as termination without Cause (as defined below), will have the right to terminate this Agreement and Employee’s employment by the Company. In that situation either the provisions in Section 15.b.2 or 15.b.3 below are applicable.

13.   Confidentiality and Non-Competition.

a.           Confidential Information.  Employee acknowledges that his position with the Company has given and will continue to give him access to Confidential Information that constitutes a valuable asset of the Company. For purposes of this Agreement, “Confidential Information” means confidential or proprietary information and/or techniques of the Company or its subsidiaries or affiliates entrusted to, developed by, or made available to Employee, whether in writing, in computer form, reduced to a tangible form in any medium, or conveyed orally.  Examples of Confidential Information include, without limitation, customers, prospective customers and customer

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records; trade secrets; methods of operation of stores owned and/or franchised by USI, International, or any other affiliate of USI; information about products, services, or procedures sold in or used in stores owned and/or franchised by USI, International, or any other affiliate of USI; marketing and/or sales plans of USI, International, or any other affiliate of USI; and information regarding the present or future business plans, financial information, or intellectual property of USI, International, or any other affiliate of USI.  Confidential Information does not include information generally known to the public or in the food-service industry through no disclosure or fault of Employee.  Employee acknowledges that the Confidential Information is unique and novel to Employee.

b.           Nondisclosure; No Unauthorized Use.  At all times both during employment of Employee with the Company, and after the employment relationship with the Company has ended for any reason, Employee agrees that he will not, either directly or indirectly, and Employee will not permit any Covered Entity which is controlled by Employee to, either directly or indirectly, (i) divulge, use, disclose (in any way or in any manner, including by posting on the Internet), reproduce, distribute, or reverse engineer or otherwise provide the Confidential Information to any person, firm, corporation, reporter, author, producer or similar person or entity; (ii) take any action that would make available Confidential Information to the general public in any form; (iii) take any action that uses Confidential Information to solicit any customer or prospective customer; or (iv) take any action that uses Confidential Information for solicitation or marketing for any service or product or on Employee’s behalf or on behalf of any entity other than the Company or its subsidiaries or affiliates with which Employee may become associated, except (A) as required in connection with the performance of such Employee’s duties to the Company, (B) as required to be included in any report, statement or testimony requested by any municipal, state or national regulatory body having jurisdiction over Employee or any Covered Entity which is controlled by Employee, (C) as required in response to any summons or subpoena or in connection with any litigation, (D) to the extent necessary in order to comply with any law, order, regulation, ruling or governmental request applicable to Employee or any Covered Entity which is controlled by Employee, (E) as required in connection with an audit by any taxing authority, or (F) as permitted by the express written consent of the Board of Directors.  In the event that Employee or any such Covered Entity which is controlled by Employee is required to disclose Confidential Information pursuant to the foregoing exceptions, Employee shall promptly notify the Company of such pending disclosure and assist the Company (at the Company’s expense) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Confidential Information.  If the Company does not obtain such relief prior to the time that Employee (or such Covered Entity) is legally compelled to disclose such Confidential Information, Employee (or such Covered Entity) may disclose that portion of the Confidential Information which counsel to Employee advises Employee that he is legally compelled to disclose or else stand liable for contempt or suffer censure or penalty.  In such cases, Employee shall promptly provide the Company with a copy of the Confidential Information so disclosed.  This provision applies without limitation to unauthorized use of Confidential Information in any medium, including film, videotape, audiotape and writings of any kind (including books, articles, blogs and websites).  For purposes of this Section 13, “Covered Entity” means every Affiliate of Employee, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Employee has an investment (whether through debt or equity securities), or maintains any capital contribution or has made any advances to, or in which any Affiliate of Employee has an ownership interest or profit sharing percentage.  The agreements of Employee contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement.

b.           Unauthorized Disclosure or Use.   Employee will promptly advise the Company of any unauthorized disclosure or use, or suspected unauthorized disclosure or use, of the Confidential Information by Employee or any other person or entity that is known to Employee.

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c.           Delivery of Information to the Company.  If Employee ceases to work for the Company for any reason, Employee shall (i) return to the Company all Confidential Information (and will not keep in his possession, recreate or deliver to anyone else) in any form or media and all copies thereof, (ii) return all Confidential Information from any computers Employee owns or uses outside the Company and delete all Confidential Information after returning such information to the Company from any computers Employee owns or uses outside the Company, and (iii) participate in an exit interview for the purpose of ensuring that the Confidential Information and business relationships will not be put at risk in any new position Employee may assume.

d.           Non-Competition.

1.           Covenant Not to Compete.  During the Employment Term and for a period of two years following the termination of Employee’s employment with the Company, for whatever reason, whether by Employee or the Company, Employee agrees that he will not either directly or indirectly, individually or by or through any Covered Entity, whether for consideration or otherwise:  (A) form or assist others in forming, be employed by, perform services for, become a consultant or independent contractor for, invest in (whether through equity or debt securities), assist (financially or otherwise), or lend Employee’s name, counsel or assistance to any entity that is In Competition (as defined below) with the Company, or (B) own, directly or indirectly, any interest in or become an employee, officer, director, member or partner of, or participant in or consultant or independent contractor to any entity that is In Competition with the Company.  Despite the language above, this provision does not restrict Employee from owning securities in business In Competition with the Company if the securities are listed on a stock exchange or publicly traded on the over-the-counter market and represent not more than 2% of the total securities of that entity issued and outstanding.

3.           “In Competition” Defined.  In this Agreement, “In Competition” means the franchising or operation of a business offering primarily yogurt or any kind of frozen dessert products for sale or any other business in which the Company or any of its subsidiaries or affiliates is engaged during the Employment Term, anywhere in the United States or any other jurisdiction where there is a store or other outlet owned and/or operated, or franchised, by USI, International, or any other subsidiary of USI.  Employee specifically acknowledges and agrees that the Company’s business covers or will cover the market area identified above, and agrees that the restrictions contained in this Section 13 are reasonable in scope under Nevada law.

e.           Non-Diversion of Business.  For a period of two years after the Effective Date of this Agreement, Employee hereby covenants and agrees that Employee shall not either directly or indirectly, individually or by or through any Covered Entity, whether for consideration or otherwise:  (A) solicit or accept business from any customer or prospective customer, in each case, for the purpose of providing goods or services In Competition with the Company or any subsidiary or affiliate of the Company or solicit or induce any customer to terminate, reduce or alter in a manner adverse to the business of the Company or any subsidiary or affiliate, any existing business arrangement or agreement with the Company or any subsidiary or affiliate.

f.           Non-Solicitation of Employees.  Employee agrees that Employee will not solicit, induce, or attempt to induce, either directly or indirectly, individually or by or through any Covered Entity, any employee or independent contractor of USI, International, or any other affiliate of USI (if any) to terminate his or her employment with USI, International, or any other affiliate of USI, or to be employed or engaged as an independent contractor by any individual or entity other than USI, International, or any other affiliate of USI, either (1) during the term of Employee’s employment with the Company; or (2) or for a period of one year after the termination of Employee’s employment with

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the Company for any reason.  During that same time period, Employee will not, either directly or indirectly, individually or by or through any Covered Entity, hire as an employee or engage as an independent contractor any person who was an employee or independent contractor of USI, International, or any other affiliate of USI during the prior twelve months.

g.           Acknowledgements; “Blue Pencil” Provision.  Employee acknowledges that the time period of the noncompetition and non-diversion covenants in this Section 13 are limited, that the prohibited actions are reasonably limited, and that geographic area of the noncompetition restrictions are reasonable and necessary to protect the Company, and not inconsistent with Nevada law.  Despite the language above, the parties agree that in the event that any provision or term of Section 13, or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in Section 13) is held to be unenforceable or invalid for any reason, such provision or portion thereof will be modified or deleted in such a manner as to be effective for the maximum period of time for which it/they may be enforceable and over the maximum geographical area as to which it/they may be enforceable and to the maximum extent in all other respects as to which it/they may be enforceable.  Such modified restriction(s) shall be enforced by the court or adjudicator.  In the event that modification is not possible, because each of Employee’s obligations in Section 13 is a separate and independent covenant, any unenforceable obligation shall be severed and all remaining obligations shall be enforced..

h.           Remedies.  Employee acknowledges that Employee’s expertise is of a special and unique character which gives this expertise a particular value, and that a breach of Section 13 by Employee will cause serious and potentially irreparable harm to the Company and its subsidiaries and affiliates.  Employee therefore acknowledges that a breach of Section 13 by Employee cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company and its subsidiaries and affiliates from a violation of this Agreement and from the harm which this Agreement is intended to prevent.  By reason thereof, Employee acknowledges that the Company and its subsidiaries and affiliates are entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement.  Employee acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Employee.  In the event of a breach or violation by Employee of any of the provisions of Section 13, the running of the applicable time periods for such covenants shall be tolled with respect to Employee during the continuance of any actual breach or violation.

14.   Ownership of Intellectual Property.

a.           References to the Company.  In this Section 14, references to the “Company” mean the entity that is the owner of the particular item of intellectual property, or the entity to which Employee’s rights are being transferred; which is either USI or International, as applicable, unless joint ownership occurs, in which case the “Company” means both entities.

b.           The Company is Sole Owner.  Employee understands and agrees that the Company, and not Employee, will be the owner of any idea, invention, technique, modification, process, or improvement (whether patentable or not), any trademark or service mark (whether registerable or not), and any work of authorship (whether copyrightable or not) created, conceived, or developed by Employee, either solely or in conjunction with others: (1) during the Employment Term as part of Employee’s duties for the Company, on Company time, and/or using equipment, supplies, or

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systems owned by the Company; (2) during a period that includes a portion of the Employment Term and that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and/or (3) following termination of Employee's employment with the Company, that is based upon or uses any confidential information of the Company (collectively, “Employee’s Creations”).

c.           Work Made for Hire.  Employee acknowledges and agrees that all of Employee's Creations constituting writing, works of authorship, specially commissioned works, and any other works created, conceived, or developed by Employee that are copyrightable are each a “work made for hire” as that term is defined under U. S. copyright law; and are the sole property of the Company. If, however, it is determined that any such works are not a work made for hire, Employee hereby sells, assigns, and transfers to the Company, its successors, and assigns, for no additional consideration, all of Employee’s right, title, and interest in any copyrights in the works or any portion thereof; and all the profit, benefit, and advantage that arises or may arise from publishing, copying, printing, playing, performing, selling, renting, or otherwise vending the works during the entire term of any such copyright.

d.           Transfer of Other Rights.  Employee hereby sells, assigns, and transfers to the Company, its successors, and assigns, for no additional consideration, all of Employee’s right, title, and interest in any of Employee’s Creations that are an idea, invention, technique, modification, process, or improvement (whether patentable or not), or a trademark or service mark (whether registerable or not).

e.           Obligations of Employee.  Without limiting the generality of the foregoing, Employee agrees to do all of the following:

1.           Disclose to the Company in writing any Employee’s Creation.

2.           Assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of Employee's rights (including all intellectual property rights) to any Employee’s Creation for the United States and all foreign jurisdictions.

3.           Execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain in the United States and any foreign jurisdictions patents, copyright registrations, trademark registrations, or other registrations with respect to any Employee’s Creation.

4.           Sign all other papers necessary to carry out the above obligations.

5.           Give testimony and render any other assistance, but without expense to Employee, in support of the Company's rights to any Employee’s Creation.

15.   Termination.

a.           Termination of Employee’s employment with Company terminates the Employment Term, and termination of the Employment Term terminates this Agreement.  All vested and determinable compensation earned by Employee as of the date of termination of employment will be paid to Employee in accordance with Nevada law.

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b.           Either the Company or Employee may terminate Employee’s employment with the Company prior to the expiration of the Employment Term as follows:

1.           With Cause.  The Company may terminate Employee’s employment at any time with Cause (as defined below).  If the Company terminates Employee’s employment with Cause, Employee will have no right to receive compensation or other benefits for any period after termination, except as may be required by law.  Termination with “Cause” means termination for any one or more of the following: (a) Employee’s fraud, dishonesty, illegal conduct, or theft or embezzlement of the Company’s property; (b) Employees willful or reckless misconduct; (c) breach of this Agreement, which if the breach is curable is not cured by Employee within 30 days; (d) breach of fiduciary duties involving personal benefit; (e) willful misfeasance or nonfeasance by Employee of his assigned duties, which includes not following the reasonable written direction of a Board or Employee’s direct supervisor, or repeated intentional refusal by Employee to perform his assigned duties; and/or (f) conviction of a felony or conduct of any action of moral turpitude.  In that situation, the Company will notify Employee in writing, which will specify in reasonable detail the basis for such termination.  At the time of termination with Cause any unvested USI stock granted to Employee will be forfeited by Employee.

2.           Without Cause.  The Company will have the right at any time to terminate Employee’s employment without Cause by providing Employee with written notice of the termination, specifying the date of termination.  If the Company terminates Employee’s employment without Cause and subject to Section 15.e., Employee will receive severance pay (in addition to the payments contemplated by Section 15.a.) in an amount equal to two (2) years of Employee’s Base Salary as of the date of termination; except that if less than two (2) years is remaining in the term of this Agreement, the severance pay will be Base Salary payable through the end of the term of this Agreement (as determined on the date of termination).  In addition, if the Goal to qualify for an Annual Bonus for the current Employment Agreement Year has not been achieved, but as of the date of termination of employment the Goal is projected to be achieved based on the financial performance of the Company for the complete months that have elapsed in the current Employment Agreement Year (the “Prorated Goal”), Employee will receive as additional severance pay the prorated portion of the Annual Bonus for that Employment Agreement Year.  By way of example only, if the date of termination is over four months, but less than five months, into a fiscal year of the Company, the Prorated Goal is 4/12 of the Goal for that year, and if the Prorated Goal has been achieved for such period, Employee will receive 4/12 of the Annual Bonus for that year.  The Company will pay the total severance pay in two equal installments, with the first installment payable on the first business day immediately following the Release Effective Date and the second installment payable on the 6-month anniversary of the Release Effective Date.  Additionally, all unvested USI stock granted to Employee pursuant to Section 8 of this Agreement will immediately vest on the first business day immediately following the Release Effective Date.

3.           Good Reason.  Employee may terminate his employment with “Good Reason” upon written notice to the Company if any of the following events occur (i) the Company materially breaches this Agreement or (ii) Employee’s job duties with USI and/or International are materially reduced from Employee’s duties as of the Effective Date of this Agreement.   Subject to Section 15.e., f Employee terminates his employment with the Company for Good Reason, the Company will be obligated to pay severance to Employee in the amount as determined if, and at the same time as if, a termination by the Company without Cause had occurred.  Additionally, all unvested USI stock granted to Employee pursuant to Section 8 of this Agreement will vest on the first business day immediately following the Release Effective Date.  Notwithstanding the foregoing, termination of employment by Employee will not be for Good Reason unless (x) Employee notifies the Company in writing of the existence of the condition which Employee believes constitutes

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Good Reason within thirty (30) days of the initial existence of such condition (which notice specifically identifies such condition), (y) the Company fails to remedy such condition within thirty (30) days after the date on which it receives such notice (the "Remedial Period"), and (z) Employee actually terminates employment within thirty (30) days after the expiration of the Remedial Period and before the Company remedies such condition.  If Employee terminates employment before the expiration of the Remedial Period or after the Company remedies the condition, then Employee 's termination will not be considered to be for Good Reason.

4.           Without Good Reason.  Employee may terminate his employment without Good Reason at any time.  Employee agrees, however, that he will give the Boards at least three weeks prior notice of a termination without Good Reason.  If Employee terminates his employment without Good Reason, (1) he will not receive any severance payment or benefits, and (2) any unvested USI stock granted to Employee will be cancelled without any consideration.

c.           Disability of Employee.  Except if prohibited by any applicable laws, the Company may terminate Employee’s employment if Employee is unable substantially to perform his duties and responsibilities under this Agreement to the full extent required by the Boards by reason of illness, injury, or incapacity for three consecutive months, or for more than six months in the aggregate during any period of 12 calendar months.  In addition to his earned compensation as of the date of termination of his employment, subject to Section 15.e., the Company will continue to pay Employee his Base Salary through the end of the month in which the Employee’s employment is terminated, but the amount the Company will be required to pay Employee for the period after termination of his employment will be reduced by the amount of (1) any disability payments received by him under any employee benefits plan, and (2) any amounts owed by him to the Company.  In addition, the Company will pay to Employee, on the first business day immediately following the Release Effective Date, the prorated Annual Bonus if Employee has achieved the Prorated Goal for the current fiscal year; and all unvested USI stock granted to Employee pursuant to Section 8 of this Agreement will vest on the first business day immediately following the Release Effective Date.  Employee is also entitled to continued participation in any employee benefit programs that allow participation by former employees of the Company, in accordance with applicable plans and programs of the Company.  The Company will have no further liability or obligation to Employee for compensation under this Agreement except as otherwise specifically provided in this Agreement.  Employee agrees, in the event of a dispute regarding the existence or extent of his disability to submit to a physical examination by a licensed physician selected by the USI Board.

d.           Death of Employee.  This Agreement and Employment Term will automatically terminate in the event of Employee’s death.  In that situation, subject to Section 15.e., the Company will pay to Employee’s executors, legal representatives or administrators, as applicable, an amount equal to the installment of his Base Salary for the month in which he dies, and the prorated Annual Bonus if Employee had achieved the Prorated Goal for the relevant fiscal year on the first business day immediately following the Release Effective Date.  All unvested USI stock granted to Employee pursuant to Section 8 of this Agreement will vest on the first business day immediately following the Release Effective Date.  In addition, Employee’s estate will be entitled to any other employee benefits of Employee in accordance with applicable plans and programs of the Company.  The Company will have no further liability or obligation under this Agreement to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him, except as otherwise specifically provided in this Agreement.

e.           Employee’s receipt of any payments or other benefits in connection with Employee’s termination of employment pursuant to Section 15.b.2., 15.b.3., 15.c., or 15.d., as the case may be, is subject to Employee (or in the case of Employee’s death, Employee’s executor) signing, and

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allowing to become effective and not revoking thereafter, a general release and waiver of claims, which release and waiver shall be in a form acceptable to the Company, within sixty (60) days following the date of termination of employment (the "Release Effective Date").  In the event that Employee does not sign and allow to become effective such a release and waiver of claims by the Release Effective Date, Employee will not be entitled to receive any payments or other benefits contemplated by this Section 15 (other than those payments and benefits contemplated in Section 15.a.).

16.   Notices.  Any notice to be given to any party to this Agreement claiming a breach of, or to terminate, this Agreement will be in writing and will be personally delivered; or sent via courier or by certified mail with delivery charges/postage prepaid; and addressed to the parties at the addresses above, or to such other addresses as either party provides to the other in writing prior to the giving of notice.  Notices will be deemed delivered upon receipt by the party being notified if given by personal delivery or courier, or two business days after deposit with the U.S. Postal Service with proper address and postage paid.  Paychecks and other payments (if any) by the Company to Employee may be delivered to Employee by any means permissible under applicable law.

17.   Section 409A.  The parties intend that this Agreement and the payments and other benefits provided hereunder be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder (collectively, “Section 409A”)  to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulation Section 1.409A-1(b)(9)(iii), or otherwise.  To the extent Section 409A is applicable to this Agreement and any such payments and benefits, the parties intend that this Agreement and such payments and benefits comply with the deferral, payout and other limitations and restrictions imposed under Section 409A.  Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered in a manner consistent with such intentions.  Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary:

a.           if at the time Employee's employment hereunder terminates, Employee is a "specified employee," as defined in Treasury Regulation Section 1.409A-1(i), then to the extent necessary to avoid subjecting Employee to the imposition of any additional tax under Section 409A, any and all amounts payable under this Agreement on account of such termination of employment that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid in a lump sum on the first day of the seventh month following the date on which Executive's employment terminates or, if earlier, upon Executive's death;

b.           a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a "separation from service," as defined in Treasury Regulation Section 1.409A-1(h) after giving effect to the presumptions contained therein, and, for purposes of any such provision of this Agreement, references to "terminate," "termination," "termination of employment" and like terms shall mean separation from service; and

c.           each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

Notwithstanding anything to the contrary herein, the Company makes no representations or warranties to Employee with respect to any tax, economic or legal consequences of this Agreement

EMPLOYMENT AGREEMENT	PAGE - 11

or any payments or other benefits provided hereunder, including without limitation under Section 409A, and no provision of the Agreement shall be interpreted or construed to transfer any liability for failure to comply with Section 409A or any other legal requirement from Employee or any other individual to the Company or any of its subsidiaries or affiliates.  Employee, by executing this Agreement, shall be deemed to have waived any claim against the Company and its affiliates and subsidiaries and affiliates with respect to any such tax, economic or legal consequences.

18.   Miscellaneous.

a.           Survival.  The confidentiality covenant, the post termination covenant of non-competition, the non-solicitation covenant, and the covenants concerning Employee’s Creations in this Agreement, and any obligations of the Company that are to be fulfilled after termination of this Agreement, will survive termination of this Agreement.

b.           Waiver.  The waiver by the Company or Employee of any breach of any provision of this Agreement will not operate or be construed as a waiver by the Company or Employee of any subsequent breach by the Company or Employee, respectively.

c.           Entire Agreement.  All prior negotiations and agreements between the parties to this Agreement with respect its subject matter are superseded by this Agreement; and there are no representations, warranties, understandings, or agreements concerning its subject matter other than those expressly set forth in this Agreement.

d.           Amendment.  This Agreement may be modified only by written instrument signed by Employee and on behalf of the Company.

e.           Attorneys’ Fees; Costs.  The prevailing party in any suit or action arising out of or related to this Agreement will be entitled to recover from the other party its attorney fees, costs, and expenses in the amount that the court determines reasonable in both the trial court and appellate courts (as applicable).

f.           Governing Law; Forum; Waiver of Jury Trial.  This Agreement is governed by the laws of the State of Nevada.  The parties agree that any appropriate state or federal court located in Nevada has exclusive jurisdiction over any case or controversy arising under or in connection with this Agreement and is the proper forum in which to adjudicate the case or controversy.  EXCEPT IF PROHIBITED BY APPLICABLE LAW, EMPLOYEE AND THE COMPANY EACH KNOWINGLY, VOLUNTARILY, AND WILLINGLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATED TO, THIS AGREEMENT.

g.           Counsel; No Reliance.   Employee and the Company each represent that he/it has consulted with its own legal counsel concerning this Agreement; or that he/it had an opportunity to consult with its own legal counsel concerning this Agreement, but voluntarily declined to do so.  Each party represents that he/it has not relied upon statements or representations of the other party except as set forth in this Agreement.

h.           Interpretation.  Employee and the Company each agree that this Agreement may not be construed or interpreted against any party on the grounds of authorship.

i.           Partial Invalidity.  If a court of competent jurisdiction makes a final determination that any provision of this Agreement is invalid or unenforceable, that provision will be modified by the

EMPLOYMENT AGREEMENT	PAGE - 12

court so as to best continue to carry out the intent of the parties, or severed from this Agreement if it cannot be so modified; and the remaining terms and provisions remain unimpaired.

j.           Headings.  The headings in this Agreement are for purposes of identification only and will not be considered in construing this Agreement.

k.           Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which when taken together will constitute a single agreement.

U-Swirl, Inc. By: /s/ Terry A. Cartwright	EMPLOYEE: /s/ Ulderico Conte
Print Name: Terry A. Cartwright
Title: Chief Operating Officer

U-Swirl, International, Inc.

By: /s/ Terry A. Cartwright
Print Name: Terry A. Cartwright
Title: Chief Operating Officer

EMPLOYMENT AGREEMENT	PAGE - 13

EXHIBIT A

FORM OF RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (the “Agreement”) is made between U-SWIRL, INC., a Nevada corporation (the “Company”), and the undersigned recipient (the “Recipient”) pursuant to the Employment Agreement dated as of January __, 2013 by and among, Recipient, the Company and U-Swirl International Inc., a Nevada corporation (the “Employment Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Employment Agreement. The parties hereto agree as follows:

1.           Grant of Restricted Stock and Vesting Period.  The Company hereby grants to the Recipient 253,333 shares (the “Shares”) of restricted common stock of the Company (the “Common Stock”), subject to the terms and conditions of the Employment Agreement and this Agreement. The Restricted Stock shall vest at a rate of 20% per year over the next five years  as follows (each such anniversary period, a “Vesting Period”), provided that, subject to Section 4 below, the Recipient is still in the employ or service of the Company on each such respective vesting date:

First anniversary of this Agreement:	50,667 shares vest
Second anniversary of this Agreement:	50,667 shares vest
Third anniversary of this Agreement:	50,667 shares vest
Fourth anniversary of this Agreement:	50,666 shares vest
Fifth anniversary of this Agreement:	50,666 shares vest

Upon vesting, all vested shares shall cease to be considered restricted stock, subject to the terms and conditions of this Agreement, and the Recipient shall be entitled to have the legend (described in Section 3 below) removed from the Recipient’s Common Stock certificate(s), if applicable.

2.           Restrictions.  The Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, whether voluntarily or involuntarily or by operation of law, until the Shares have vested.  Except for such restrictions, and the provisions relating to dividends paid during the applicable Vesting Period as described in Section 6 below, the Recipient will be treated as the owner of the Shares and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares.

3.           Restricted Stock Certificates.  This award of restricted stock may be evidenced in such manner as the Company’s Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors (as applicable, the “Committee”), shall determine.  The stock certificate(s) representing the Shares may be issued or held in book entry form promptly following the execution of this Agreement.  If a stock certificate is issued with respect to any portion of the Shares, it shall be delivered to the Secretary of the Company or such other custodian as may be designated by the Company, to be held until the end of the applicable Vesting Period or until the Shares are forfeited. The certificates representing the Shares granted pursuant to this Agreement, if issued, shall bear a legend in substantially the form set forth below:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in a Restricted Stock award agreement, a copy of which may be obtained from the Secretary of U-Swirl, Inc.”

4.           Vesting upon Termination.

(a)           If, during any Vesting Period, the Company terminates Recipient’s employment with the Company with Cause pursuant to Section 15.b.1 of the Employment Agreement, then any Shares which have not vested at the date of termination in accordance with this Agreement shall be cancelled without any payment to the Recipient.

(b)   If, during any Vesting Period, the Company terminates Recipient’s employment with the Company without Cause pursuant to Section 15.b.2 of the Employment Agreement, then, subject to Section 15.e. of the Employment Agreement, any Shares which have not vested at the date of termination in accordance with this Agreement shall become fully vested.

(c)   If, during any Vesting Period, the Employee terminates his employment with the Company with Good Reason pursuant to Section 15.b.3 of the Employment Agreement, then, subject to Section 15.e. of the Employment Agreement, any Shares which have not vested at the date of termination in accordance with this Agreement shall become fully vested.

(d)   If, during any Vesting Period, the Recipient terminates his employment with the Company without Good Reason pursuant to Section 15.b.4 of the Employment Agreement, then any Shares which have not vested at the date of termination in accordance with this Agreement shall be cancelled without any payment to the Recipient.

(e)   If, during any Vesting Period, the Recipient experiences a termination of employment with the Company by reason of disability pursuant to Section 15.c of the Employment Agreement or death pursuant to Section 15.d of the Employment Agreement, then, subject to Section 15.e. of the Employment Agreement, any Shares which have not vested at the date of termination in accordance with this Agreement shall become fully vested.

5.           Settlement Following Change of Control. Notwithstanding any provision of this Agreement to the contrary, in connection with or after the occurrence of a Change of Control as defined in Section 12 of the Employment Agreement, the Company may, in its sole discretion, fulfill its obligation with respect to all or any portion of the Shares that become fully vested in accordance with Section 4 above in conjunction with the Change of Control by:

(a)           delivery of (i) the number of shares of Common Stock that have ceased to be subject to the Vesting Period or (ii) such other ownership interest as such shares of Common Stock may be converted into by virtue of the Change of Control transaction;

Restricted Stock Agreement 57023-0017/LEGAL25537099.2	Page 16

(b)           payment of cash in an amount equal to the Fair Market Value of the Common Stock at that time; or

(c)           delivery of any combination of shares of Common Stock (or other converted ownership interest) and cash having an aggregate Fair Market Value equal to the Fair Market Value of the Common Stock at that time.

For the purposes of this section, “Fair Market Value” means, as to any date, (i) the closing price of a share of Common Stock as reported by any stock exchange on which the Common Stock is then listed for such date (or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted), or (ii) if not listed, the closing price as reported on the OTC Link for such date (or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted) , or (iii) if not otherwise determined, the fair market value of the Common Stock determined by such methods or procedures as shall be established from time to time by the Committee.

6.           Dividends Paid During Period of Restriction.  If cash dividends are paid with respect to any Shares, such dividends shall be deposited in the Recipient’s name in an escrow or similar account maintained by the Company for this purpose.  Such dividends shall be subject to the same Vesting Period as the Shares to which they relate.  The dividends shall be paid to the Recipient in cash (subject to all applicable tax withholding), without adjustment for interest, as soon as administratively practicable after the date the related Shares of Restricted Stock vest.  If the related Shares are forfeited, then any dividends related to such Shares shall also be forfeited on the same date. If any dividends on the Shares are paid in shares of Common Stock, the dividend shares shall be subject to the same restrictions as the Shares with respect to which they were paid, and shall vest or be forfeited in the same manner as the underlying Shares.

7.           Adjustment in Capitalization.  In the event of any change in the Common Stock through stock dividends or stock splits, a corporate split-off or split-up, or recapitalization, merger, consolidation, exchange of shares, or a similar event, the number of Shares subject to this Agreement shall be equitably adjusted by the Committee.

8.           Delivery of Stock Certificates.  Subject to the requirements of Sections 9 and 10 below, as promptly as practicable after the Shares cease to be subject to the applicable Vesting Period in accordance with this Agreement, the Company may, if applicable, cause to be issued and delivered to the Recipient, the Recipient’s legal representative, or a brokerage account for the benefit of the Recipient, as the case may be, certificates for the vested shares of Common Stock.

9.           Tax Withholding.  When the Vesting Period applicable to the Recipient’s rights to some or all of the Shares lapses as provided in this Agreement, the Company or its agent shall notify the Recipient of the related amount of tax that must be withheld under applicable tax laws. Regardless of any action the Company, any subsidiary of the Company, or the Recipient’s employer takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax”) that the Recipient is required to bear pursuant to all applicable laws, the Recipient hereby acknowledges and agrees that the ultimate liability

Restricted Stock Agreement 57023-0017/LEGAL25537099.2	Page 17

for all Tax is and remains the responsibility of the Recipient.

Prior to receipt of any shares of Common Stock that correspond to the Shares that vest in accordance with this Agreement, the Recipient shall pay or make adequate arrangements satisfactory to the Company and/or any Subsidiary of the Company to satisfy all withholding and payment on account obligations of the Company and/or any subsidiary of the Company. In this regard, the Recipient authorizes the Company and/or any subsidiary of the Company to withhold all applicable Tax legally payable by the Recipient from the Recipient’s wages or other cash compensation paid to the Recipient by the Company and/or any subsidiary of the Company or from the proceeds of the sale of shares of Common Stock. Alternatively, or in addition, the Company may sell or arrange for the sale of Common Stock that the Recipient is due to acquire to satisfy the minimum withholding obligation for Tax and/or withhold any Common Stock. Finally, the Recipient agrees to pay the Company or any subsidiary of the Company any amount of any Tax that the Company or any subsidiary of the Company may be required to withhold as a result of the Recipient’s award of restricted stock that cannot be satisfied by the means previously described. The Company may refuse to deliver Common Stock if the Recipient fails to comply with its obligations in connection with the tax as described in this section.

The Company advises the Recipient to consult a lawyer or accountant with respect to the tax consequences for the Recipient under this Agreement and the Employment Agreement.

The Company and/or any subsidiary of the Company: (a) make no representations or undertakings regarding the tax treatment in connection with award of restricted stock; and (b) do not commit to structure this Agreement or the Employment Agreement to reduce or eliminate the Recipient’s liability for Tax.

10.           Securities Laws.  This award is a private offer that may be accepted only by Recipient who is an employee or director of the Company or a subsidiary of the Company.  If a registration statement under the Securities Act of 1933, as amended, is not in effect with respect to the shares of Common Stock to be issued pursuant to this Agreement, the Recipient hereby represents that the Recipient is acquiring the shares of Common Stock for investment and with no present intention of selling or transferring them and that the Recipient will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Common Stock may then be listed.

11.           Compliance with Internal Revenue Code Section 409A. Notwithstanding any provision of this Agreement to the contrary, this award of restricted stock is intended to be exempt from or, in the alternative, comply with Section 409A of the Internal Revenue Code (the “Code”) and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals.  This Agreement and the Employment Agreement will be construed and interpreted in accordance with such intent. References in this Agreement and the Employment Agreement to “termination of employment” and similar terms shall mean a “separation from service” within the meaning of that term under Code Section 409A. Any payment or distribution that is to be made to a Recipient who is a “specified employee” of the Company within the meaning of that term under Code Section 409A and as determined by the Committee, on account

Restricted Stock Agreement 57023-0017/LEGAL25537099.2	Page 18

of a “separation from service” under Code Section 409A, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise.

12.           No Employment or Compensation Rights.  This Agreement shall not confer upon the Recipient any right to continued employment with the Company, nor shall this Agreement interfere in any way with the Company’s or its subsidiaries’ right to terminate Recipient’s employment at any time.  This Agreement does not confer on the Recipient any legal or equitable rights (other than those related to the award of restricted stock) against the Company or any subsidiary or directly or indirectly gives rise to any cause of action in law or in equity against the Company or any subsidiary.

13.           No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered under this Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

14.           Committee Authority.  It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate for the administration of this Agreement, all of which shall be binding upon Recipient.

15.           Amendment.  The Company’s Board of Directors may at any time amend, modify or terminate this Agreement; provided, however, that no such action of the Board shall adversely affect the Recipient’s rights under this Agreement without the consent of the Recipient.  The Board or the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement so that the award of restricted stock qualifies for exemption from or complies with Code Section 409A; provided, however, that the Board, the Committee and the Company make no representations that the award shall be exempt from or comply with Code Section 409A and make no undertaking to preclude Code Section 409A from applying to the award.

16.           Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s determination, materially altering the intent of the this Agreement, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Agreement shall remain in full force and effect.

17.           Governing Law and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Nevada, including the federal courts located therein (should federal jurisdiction exist).

Restricted Stock Agreement 57023-0017/LEGAL25537099.2	Page 19

18.           Successors.  All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation or otherwise.

U-Swirl, Inc.                                                                                     Recipient:

By: __________________________________                       ___________________________________
Print Name: ___________________________                        [name of recipient]
Title: _________________________________

Restricted Stock Agreement 57023-0017/LEGAL25537099.2	Page 20

SCHEDULE

Employment Agreements containing the same terms as the foregoing Employment Agreement were also executed with U-Swirl, Inc. on January 14, 2013 with the following:

•	Henry E. Cartwright with respect to his employment as Chief Marketing Officer
•	Terry A. Cartwright with respect to his employment as Chief Operating Officer